UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                November 1, 2005
                        (Date of earliest event reported)

                            HYPERDYNAMICS CORPORATION
                 (Name of small business issuer in its charter)

              Delaware                  000-25496               87-0400335
(State or other jurisdiction of   Commission file number      (IRS Employer
incorporation  or  organization)                             Identification No.)


                           9700 Bissonnet, Suite 1700
                              Houston, Texas 77036
          (Address of principal executive offices, including zip code)

                                 (713) 353-9400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17
CFR  230.425)

[_]     Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
CFR  240.14a-12)

[_]     Pre-commencement  communications  pursuant  to  Rule  14d-2(b) under the
Exchange  Act  (17  CFR  240.14d-2(b))

[_]     Pre-commencement  communications  pursuant  to  Rule  13e-4(c) under the
Exchange  Act  (17  CFR  240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Kent Watts has been our CEO and CFO since 1997. Since the scope of our operations has increased, Mr. Watts decided that he needed to devote his full time to our oil and gas operations. To that end, Mr. Watts concluded that the hiring of a new CFO would free up time Mr. Watts's time that would be otherwise be devoting to the CFO function. Steven M. Plumb, CPA is our new Chief Financial Officer effective November 1, 2005 at 5 P.M. CST, at which time Mr. Watts stepped down as CFO. As a result, Mr. Plumb has replaced Mr. Watts as our CFO. Mr. Watts will retain his other current positions with us as Chairman of the Board, Director, Chief Executive Officer and President.

     Steven M. Plumb, age 46, is a CPA licensed to practice in Texas. Mr. Plumb is a financial manager and senior executive experienced in operations, finance and marketing. He has Big 4 CPA experience, a background in IT, biotech, Fortune 500 firms, medical and utility companies, distribution, real estate, construction, governmental entities, and non-profit organizations. During 1981-1982, Mr. Plumb was a staff accountant at PriceWaterhouseCoopers. During
1982-1984, Mr. Plumb was a staff accountant at Kalman Phillips & Leon, P.C. During 1984-1987, Mr. Plumb was a supervising senior accountant at KPMG. During 1987-1990, Mr. Plumb was the controller of Memorial Hermann Rehabilitation Hospital. During 1990-1992, Mr. Plumb was the CFO of DePelchin Children's Center. During 1992-present, Mr. Plumb was the President of Steven M. Plumb, P.C. During 1997-2001, Mr. Plumb was the President of Orchard Consulting Group, Inc. During 2002-2004, Mr. Plumb was the CFO of ADVENTRX Pharmaceuticals, Inc. During 2003-present, Mr. Plumb was the President of Clear Financial Solutions, Inc. Mr. Plumb is also the CFO of Bluegate Corporation, a public company. Mr. Plumb is a member of: American Institute of Certified Public Accountants; Texas Society of Certified Public Accountants; Houston Chapter of Texas Society of Certified Public Accountants; Houston Technology Center; and Association for Corporate Growth. Mr. Plumb is active in BioHouston and the Rice Alliance. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas, 1981. There is no family relationship between Mr. Plumb and any of our officers or directors. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called "contract" CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated range of approximately $3,300 to $4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

ITEM  9.01     Financial  Statements  and  Exhibits.

(c)     Exhibits.

Exhibit
Number     Description
----------------------------------------------------------------------

10.1          CFO  Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     HYPERDYNAMICS  CORPORATION

                                (signed)----------------------------------------
Date:  November  2,  2005       By:     /s/     Kent  Watts
                                        Kent  Watts,  President
                                        Chief  Executive  Officer